Exhibit 10.18

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

TRANSITION AGREEMENT AND GENERAL RELEASE

THIS TRANSITION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made as of the 10th day of December, 2025 (the “Agreement Date”) by and among Walter Tombs, an individual (“Executive”), Jersey Mike’s Franchise Systems, LLC, a Delaware limited liability company (the “Company”), and, solely for purposes of Sections 4 and 5, Jersey Mike’s Management Aggregator LLC, a Delaware limited liability company (“Aggregator”). Reference is hereby made to that certain Employment Agreement entered into between the Company and Executive, dated as of May 13, 2016 (the “Employment Agreement”). In consideration of the payments and benefits described herein to be provided to Executive, the sufficiency of which is acknowledged hereby, Executive and the Company agree as follows:

1.
Role Change; Separation From Employment. From the Agreement Date until the date the Company’s successor’s Chief Financial Officer commences employment (which is anticipated to be December 2, 2025) (the “CFO Transition Date”), Executive’s employment with the Company in the role of Chief Financial Officer shall continue (unless earlier terminated in accordance with the terms of the Employment Agreement). Effective as of the CFO Transition Date, Executive’s role as Chief Financial Officer of the Company and as an officer of the Company or any of its parents, subsidiaries or affiliates (as applicable) will cease, and Executive shall resign from such positions. However, the Company shall continue to employ Executive in a new role through January 1, 2026 (unless earlier terminated by the Company or by the Executive). Effective as of January 2, 2026 (the “Transition Date”), Executive’s employment with the Company shall be terminated and Executive shall no longer hold any positions with the Company or any of its parents, subsidiaries or affiliates (other than the new consulting role, as further described in Section 3 below). Executive agrees to execute and deliver to the Company such documents to effect such termination and other resignations described in this Section 1 as may be reasonably requested by the Company or its affiliates. Executive agrees and acknowledges that this Agreement constitutes the Company and Executive’s mutual agreement that (i) the Executive’s role as Chief Financial Officer shall cease on the CFO Transition Date and references to Executive’s role as Chief Financial Officer in the Employment Agreement shall no longer be applicable, (ii) the Employment Agreement and Executive’s employment with the Company shall terminate on the Transition Date (unless earlier terminated by the Company or by the Executive), and (iii) Executive is not entitled to and shall not receive severance benefits in connection with the cessation of Executive’s role as Chief Financial Officer on the CFO Transition Date or Executive’s termination of employment on the Transition Date. In the event Executive’s employment with the Company is terminated earlier than the Transition Date, the existing terms of the Employment Agreement shall continue apply (in lieu of those provided under this Agreement).
2.
Continuing Duties and Compensation During Transition Employment Period. Between the CFO Transition Date and the Transition Date (or such earlier date that Executive’s employment with the Company is terminated) (the “Transition Employment Period”), Executive shall continue to be employed by the Company and shall perform substantial services to the Company during the Transition Employment Period (including transition services). During the Transition Employment Period, Executive shall (i) continue to receive Executive’s annual base salary at the same rate in effect as of the Agreement Date and (ii) remain eligible to participate in

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

the Company’s employee benefit plans to the same extent as Executive is eligible as of the Agreement Date, subject to the terms and conditions of such employee benefit plans as in effect from time to time. In addition, during the Transition Employment Period, the Company shall pay (or otherwise reimburse Executive for the cost of) Executive’s and Executive’s spouse and eligible dependents’ health care premiums under the Company’s group health coverage and continue to provide Executive with Executive’s car allowance (as in effect as of the date hereof) (“Car Allowance Benefit”).
3.
Advisory Arrangement; Compensation for Services.
(a)
Provided that Executive remains employed by the Company through January 1, 2026, the Company agrees to retain Executive, and Executive agrees to serve, as a consultant during the period commencing on the Transition Date and continuing until January 16, 2027 (such period, the “Advisory Term”). During the Advisory Term, Executive shall, from time to time, if and as requested by the Company and/or the board of managers of HoldCo (the “Board”), provide consultation and transition services to the Company (including the successor Chief Financial Officer), as requested by Chief Executive Officer of the Company or the Board from time to time (the “Services”).
(b)
In exchange for the Services, Executive shall be compensated via a consulting fee during the Advisory Term (the “Advisory Fee”), which shall be paid to WCT Consulting, LLC, which is wholly owned by Executive, as follows:
(i)
For the period commencing on Transition Date until June 30, 2026 (the “Initial Period”), a fee at a rate of $1,000,000 per annum (which reflects Executive’s current annual base salary), which such fee shall be paid to Executive in bi-weekly installments.
(ii)
For the period commencing on July 1, 2026 until January 16, 2027, a fee equal to $500,000 (in total), which shall be paid to Executive in substantially equal bi-weekly installments during such period.
(c)
In addition, Executive shall receive the following benefits during the Advisory Term (“Advisory Term Benefits”):
(i)
During the Initial Period, the Car Allowance Benefit, and
(ii)
If Executive timely elects continuation of Executive’s medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay or otherwise reimburse Executive for the full cost of COBRA premiums during the Advisory Term (or until the date on which Executive becomes eligible for medical coverage from Executive’s subsequent employer, if earlier).
(d)
The Company shall also reimburse Executive for reasonable business expenses incurred during the Advisory Term; provided, that such expenses are submitted for reimbursement in compliance with the Company’s reimbursement policies.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e)
The Company and Executive may terminate the Advisory Term at any time upon written notice to the other party. Upon termination of the Advisory Term by the Company without Cause (as defined in the Employment Agreement) prior to January 16, 2027 (the “Advisory Term Expiration Date”), the Company shall continue to provide the Advisory Fee and Advisory Term Benefits for the applicable time periods specified in Section 3(b) and Section 3(c) (as if Executive continued to provide the Services through the Advisory Term Expiration Date) (the “Advisory Termination Benefits”), subject to the Advisory Release Requirement (as described in Section 5 below). If the Advisory Term is terminated for any other reason, the Advisory Fee and Advisory Term Benefits shall immediately cease.
(f)
During the Advisory Term, Executive shall not be an employee of the Company. Executive shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and Executive shall not represent to the contrary to any person. Executive shall not direct the work of any employee of the Company, or make any management decisions, or undertake to commit the Company to any course of action in relation to third persons. Although the Company may specify the reasonable results to be achieved by Executive and may reasonably control and direct Executive in that regard, the Company shall not control or direct Executive as to the specific manner by which such results are accomplished.
4.
Equity.
(a)
The capitalized terms used, but not otherwise defined in this Section 4(a), shall have their respective meanings set forth in the Incentive Unit Subscription Agreement, by and between Executive, Aggregator and Jersey Mike’s HoldCo, LLC (“HoldCo”), dated as of August 8, 2025 (the “Incentive Unit Subscription Agreement”). Executive acknowledges and agrees that as of the date hereof, Executive holds 22,423,153 Class B Units in Aggregator (such units, the “Class B Units”) of which 7,474,384 are Time-Vesting Units and 14,948,769 of which are Performance-Vesting Units. Notwithstanding anything to the contrary in the Incentive Unit Subscription Agreement and subject to Executive’s satisfaction of the Employment Release Requirement (defined below), the following terms shall apply:
(i)
Upon termination of Executive’s employment with the Company on the Transition Date, any then-unvested Time-Vesting Units shall remain outstanding and eligible to vest during the Advisory Term in accordance with the time vesting schedule set forth in Section 1(a) in Schedule A of the Incentive Unit Subscription Agreement (as if Executive remained employed with the Company during such period), subject to Executive’s continued provision of Services through each applicable vesting date (the “Continued Vesting Benefit”). Upon termination of the Advisory Term, any remaining unvested Time-Vesting Units shall be forfeited for no consideration. For the sake of clarity, this Section 4(a)(i) is intended to provide Executive with the opportunity to vest in 40% of Executive’s Time-Vesting Units vest during the Advisory Term, subject to Executive’s continued provision of Services through each applicable vesting date.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii)
Upon the Transition Date, any unvested Performance-Vesting Units then held by Executive shall be cancelled and forfeited for no consideration.
(iii)
Any vested Class B Units (including any Time-Vesting Units that vest following Executive’s termination of employment with the Company) shall be subject to repurchase in accordance with Section 4.1(b) of the Incentive Unit Subscription Agreement.

Notwithstanding anything herein to the contrary, if Executive’s Services are terminated by the Company for Cause (as defined in the Employment Agreement) or Executive commits a Restrictive Covenant Violation, all Class B Units held by Executive as of such date (whether vested or unvested) shall be forfeited for no consideration.

(b)
Executive acknowledges and agrees that, as of the Agreement Date, Executive holds 1,000,000 Class A-2 Units in Aggregator (the “Class A Units”), which were issued pursuant to the Unit Subscription Agreement entered into between Executive, Aggregator and HoldCo, dated as of July 14, 2025 (the “Class A Subscription Agreement”). Aggregator agrees that the Call Option (as defined in the Class A Subscription Agreement) set forth in Section 5 of Class A Subscription Agreement shall not apply to the Class A Units, and Aggregator hereby waives its right to exercise the Call Option; provided that, the Aggregator shall retain the right to exercise the Call Option in the event (i) Executive’s Services are terminated for Cause or (ii) in the event a Restrictive Covenant Violation occurs, in each case, in accordance with Section 5.1(a) of the Class A Subscription Agreement.
(c)
In the event Executive’s employment with the Company is terminated earlier than the Transition Date, the existing terms of Equity Documents (as defined below) shall apply in lieu of this Section 4. “Equity Documents” shall mean (i) the Incentive Unit Subscription Agreement, (ii) the Class A Subscription Agreement, (iii) the Second Amended and Restated Limited Liability Company Agreement of HoldCo, dated as of January 16, 2025 and (iv) the Limited Liability Company Agreement of Aggregator, dated as of April 29, 2025.
(d)
Upon Executive’s death, any then-vested Class B Units and Class A Units shall be delivered to the executor or administrator of Executive’s estate or, if none, to the person(s) entitled to receive the Class B Units and Class A Units under Executive’s will or the laws of descent or distribution, in each case, subject to the applicable Permitted Transferee’s compliance with the applicable terms and conditions of the Equity Documents, including, but not limited to, Section 8.1 (Transfers) of the Incentive Unit Subscription Agreement and Section 9.1 (Transfers) of the Class A Subscription Agreement.
5.
Release. The Continued Vesting Benefit shall be subject to Executive’s execution of a general release of claims (the “Release”) in the form attached as Exhibit A (and non-revocation of such Release) within 21 days following the Transition Date, and non-revocation thereof during the seven-day period following Executive’s execution thereof (the “Employment Release Requirement”). The Advisory Termination Benefits shall be subject to Executive’s execution of a general release of claims in a form to be provided by the Company, within 21 days following the Advisory Term Expiration Date, and non-revocation thereof during the seven-day period after execution thereof (the “Advisory Release Requirement”).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

6.
Taxes. The Company shall withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, to the extent required by applicable law. However, Executive agrees and acknowledges that unless otherwise required by law, due to Executive’s status as an independent contractor as of and following the Transition Date, the Company will not make deductions for taxes from compensation paid to Executive in connection with Executive’s Services. Personal income and self-employment taxes for any compensation paid to Executive hereunder in connection with Executive’s Services shall be the sole responsibility of Executive. Executive agrees to indemnify and hold the Company and its affiliates harmless for any tax claims or penalties resulting from any failure by Executive to make required personal income and self-employment tax payments with respect to such compensation. Notwithstanding anything to the contrary, the Company makes no representations concerning Executive’s tax consequences under the Agreement under any federal, state or local tax law.
7.
Restrictive Covenants.
(a)
Executive hereby reaffirms Executive’s restrictive covenant obligations set forth in Appendix A of the Incentive Unit Subscription Agreement and the Class A Subscription Agreement (collectively the “Restrictive Covenants”), and the Restrictive Covenants are incorporated herein by reference in their entirety.
(b)
Nothing in this Agreement shall prohibit Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosure relating thereto to any such Governmental Entity, that are protected under the whistleblower provisions of any such law or regulation provided that in each case (i) such communications and disclosures are consistent with applicable law and made in good faith and (ii) the information subject to such disclosure was not obtained by Executive through a communication that was subject to the attorney-client privilege, unless such disclosure of that information would otherwise be permitted by an attorney pursuant to applicable state attorney conduct rules. Moreover, Executive does not need any prior authorization from (or to give prior notice to) the Company regarding any such communication or disclosure. Executive also acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

8.
Company Property. On or as promptly as practicable after the Transition Date, Executive shall return to the Company Executive’s Company-issued technology, credit cards, electronic building access cards, keys and all other property of the Company. Executive shall not take or copy in any form or manner any Company files, financial information, lists of customers, prices, or any other confidential and proprietary materials or information of the Company or any of its subsidiaries or affiliates, except to the extent appropriate for the performance of the Services; provided, that, on or as promptly as practicable following the end of the Advisory Term, Executive shall return to the Company, and shall not take or copy in any form or manner, any such materials or information.
9.
No Admission. Nothing in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by the Company or Executive of any violation of the Company’s policies or procedures, or state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce this Agreement or the Release. Such introduction shall be pursuant to an order protecting its confidentiality, except insofar as a court declines to enter any such order.
10.
Confidentiality. The terms and conditions of this Agreement shall remain confidential as between the parties and professional advisers to the parties and neither of them shall disclose them to any other person, except as provided herein. Executive may disclose pertinent information concerning this Agreement to Executive’s attorney, tax advisor, financial planner, current spouse and adult children, provided they have been previously informed of and have agreed to keep confidential the terms of this Agreement.
11.
Information. Executive agrees that, following the termination of Executive’s employment with the Company, Executive will cooperate with any reasonable request the Company may make for information or assistance with respect to any matter involving Executive during Executive’s period of employment.
12.
Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the cessation of Executive’s Chief Financial Officer role on the CFO Transition Date, the termination of Executive’s employment and the Company on the Transition Date, and Executive’s advisory role thereafter, and supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. This Agreement cannot be modified or amended except by a subsequent written agreement signed by Executive and an authorized officer/representative of the Company and Aggregator.
13.
Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

14.
Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey without regard to principles of conflict of laws.
15.
Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.
16.
No Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.
17.
Reliance on Counsel. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that they have read the Release and have had the opportunity to have the Release explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.
18.
Cooperation. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement and which are not inconsistent with its terms.

[signature page follows]

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement this 10 day of December, 2025.

/s/ Walter Tombs

Walter Tombs

JERSEY MIKE'S FRANCHISE SYSTEMS, LLC

By:	/s/ Charlie Morrison
Name: Charlie Morrison
Title: Authorized Signatory

Solely with respect to Sections 4 and 5:

JERSEY MIKE'S MANAGEMENT AGGREGATOR LLC

By:	/s/ Charlie Morrison
Name: Charlie Morrison
Title: Authorized Signatory